                                                                    EXHIBIT 11.1

                                  CDNOW, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                  Year Ended
                                                                              December 31, 1997
                                                                                -------------
Net loss applicable to common shareholders.............................         $(11,157,508)
                                                                                 ===========
Weighted average number of common shares outstanding...................            7,845,684
                                                                                 -----------
 Net loss per share....................................................         $      (1.42)
                                                                                 ===========

-----------------------